CONSENT OF COUNSEL

     We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 76 to the Registration Statement of JPMorgan Trust II on Form N-1A (Nos. 002-95973 and 811-4236) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

ROPES & GRAY LLP

Washington, D.C.
November 10, 2005